Exhibit 10.1
QORVO, INC.
AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Retention Award)
THIS RESTRICTED STOCK UNIT AGREEMENT (together with Schedule A and Schedule B, attached hereto, the “Agreement”), is made effective as of June 4, 2026 (the “Effective Date”) between QORVO, INC., a Delaware corporation (the “Company”), and Philip Chesley, an Employee of, or individual in other service to, the Company or an Affiliate (the “Participant”). Any reference in this Agreement to the Company or any of its Affiliates shall be deemed to include any successor or surviving entity (or any parent thereof) in a Change in Control and their respective affiliates, and any reference to Shares shall be deemed to refer to the corresponding securities of such successor or surviving entity (or any parent thereof).
By accepting this Award, the Participant acknowledges that the Award is being granted in two components – the Service-Based Award Component and the Performance-Based Award Component (each as defined below) – and, as a result, that the Award may be evidenced in more than award agreement (including this Agreement). As a result of the foregoing, the Participant acknowledges and agrees that, notwithstanding the fact that the Participant may receive (and may accept) more than one “Restricted Stock Unit Agreement (Performance-Based and Service-Based Retention Award)” evidencing the Award, (i) in no event shall the issuance or acceptance of such agreements represent the issuance of more than one Award, (ii) any vesting, earning, forfeiture or cancellation of any portion of the Award under this Agreement shall result in the vesting, earning, forfeiture or cancellation, as applicable, of such portion of the Award evidenced under a different agreement and (iii) in no event shall the Participant be eligible to earn more than the maximum number of Shares set forth in Section 2(i) below in respect of the Award.
RECITALS:
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Administrator”) has approved the grant to the Participant of an award (the “Award”) for Shares issuable under the Qorvo, Inc. Amended and Restated 2022 Stock Incentive Plan, as it may be further amended (the “Plan”), which is comprised of (i) service-based Restricted Stock Units (the “Service-Based Award Component”) and (ii) performance-based Restricted Stock Units (the “Performance-Based Award Component”), the vesting of which Award is subject to the attainment of certain requirements, as further described in this Agreement;
NOW, THEREFORE, in furtherance of the purposes of the Plan, the Company and the Participant hereby agree as follows:
1.Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. Unless the Administrator determines otherwise, (i) in the event of a conflict between any term or provision contained in the Plan and an express term contained in this Agreement, the applicable terms and provisions of the Plan shall govern and prevail, and (ii) the terms of this Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if this Agreement provides that the Agreement terms apply notwithstanding the provisions to the contrary in the Plan. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

Exhibit 10.1

2.Certain Defined Terms. The following terms used in this Agreement shall have the meanings set forth in this Section 2:
(a)The “Determination Date” is the date of the Administrator’s determination regarding the Performance Levels (if any) attained for the relevant Performance Period.
(b)The “Effective Date” is the effective date of the Agreement, as stated above.
(c)The “Grant Date” is June 4, 2026.
(d)The “Maximum Performance Level”, for each Performance Objective, is the maximum percentage for each Performance Period set forth in Schedule B attached hereto.
(e)The “Participant” is Philip Chesley.
Employee ID [***].
(f)The “Performance Levels” are the levels of performance that may be achieved for the Performance Objective in respect of a Performance Period, as set forth in Schedule B attached hereto.
(g)The “Performance Objectives” are the specific performance objectives applicable to the Performance-Based Award Component identified in Schedule B attached hereto.
(h)The “Performance Period” or “Performance Periods” shall be the Performance Period or Performance Periods applicable to the Performance-Based Award Component as described in Schedule B attached hereto. Performance Objectives may have different Performance Periods, if so provided in Schedule B.
(i)The “Shares” are the 19,236 shares of Common Stock which are granted under this Agreement, comprised of (i) 9,618 shares subject to the Service-Based Award Component and (ii) 9,618 shares subject to the Performance-Based Award Component (as such number may be determined in accordance with Section 1 of Schedule A).
(j)“Threshold Performance Level”, for each Performance Objective, is the threshold percentage for each Performance Period set forth in Schedule B attached hereto.
3.Award Opportunity; Incorporation of the Terms of Schedule A and Schedule B of the Agreement.
(a)The Company hereby grants to the Participant an opportunity to earn a certain number of Shares based upon the applicable vesting and performance conditions described in Schedule A and Schedule B. The number, if any, of Shares that may be earned pursuant to the Performance-Based Award Component of this Award shall be determined by the Administrator in its sole discretion based on the Performance Levels attained for the relevant Performance Period, as described in Schedule B.

Exhibit 10.1
(b)The Participant expressly acknowledges that the terms of Schedule A and Schedule B are incorporated herein by reference and constitute part of this Agreement. The Company and the Participant further acknowledge that the Company’s signature on the signature page hereof and the Participant’s signature on the Grant Letter contained in Schedule A, or the Participant’s electronic acceptance of the Award (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), constitute their acceptance of all of the terms of this Agreement. If the Participant has not affirmatively accepted or rejected the Award at least sixty (60) days prior to the first vesting date, the Participant is deemed to have accepted the Award and the terms and conditions set forth in the Agreement and the Plan. If the Participant rejects the Award, the Award will be cancelled and no benefits from the Award nor any compensation or benefits in lieu of the Award will be provided to the Participant.
4.Grant of Award of Restricted Stock Units. Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant an Award of Restricted Stock Units for that number of Shares as determined in accordance with Schedule A and Schedule B. The Performance-Based Award Component of this Award shall be earned in respect of a Performance Period if and only if at least the Threshold Performance Level (and up to the Maximum Performance Level) is met during the relevant Performance Period, as further described in Schedule A and Schedule B, and subject to satisfaction of the applicable service requirement set forth in Section 3 of Schedule A. The number of Shares, if any, that may be earned in respect of the Performance-Based Award Component shall be determined by the Administrator in its sole discretion in accordance with the Plan and this Agreement (including Schedule A and Schedule B) following completion of the applicable Performance Period, and the Determination Date shall be as soon as practicable after the end of the applicable Performance Period (but, in any event, shall be in the calendar year that the applicable Performance Period ends). The Shares subject to the Performance-Based Award Component of the Award shall not be earned unless and until the Administrator determines and certifies on the Determination Date the extent, if any, to which the Performance Levels have been earned following completion of the applicable Performance Period (unless the Administrator determines otherwise) and the Participant satisfies the applicable service requirement set forth in Section 3 of Schedule A. The Company shall give notice to the Participant after each Performance Period regarding the extent to which the Performance Levels were achieved and Shares subject to the Performance-Based Award Component of the Award applicable to that Performance Period have been earned.
5.Stockholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights (except as otherwise provided in Section 5 of Schedule A), voting rights or other rights as a stockholder unless and until (and then only to the extent that) the Award has been earned and vested and certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).
6.Vesting of Award. Subject to the terms of the Plan and this Agreement, the Award shall be vested, and the Shares shall be distributable as provided in Section 8 herein, upon such date or dates, and subject to such conditions, as are described in this Agreement, including Section 3 of Schedule A. The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in this Agreement (including Schedule A and Schedule B) and otherwise in accordance with the terms of the Plan. Notwithstanding the foregoing, except as expressly set forth in this Agreement, the Participant shall be entitled to the greater of the benefits provided in this Agreement and any Change in

Exhibit 10.1
Control Agreement, Employment Agreement or any other similar agreement between the Participant and the Company (each of the foregoing, an “Individual Agreement”) with respect to the terms governing the earning and vesting of the Award. Without limiting the effect of the foregoing (and subject to any Code Section 409A considerations), the Participant understands and agrees that the Administrator may delay the vesting of the Award (or portion thereof) and the issuance of the underlying Shares upon vesting of the Award in order to comply with Applicable Law, including any non-U.S. federal, state or local securities laws, or applicable policies of the Company implemented to ensure compliance with such laws (including but not limited to the insider trading provision under Section 26 and the Company’s insider trading policy); provided, however, that, if the Participant solely is subject to the laws of the United States, any such delay in vesting of the Award or the issuance of Shares upon vesting of the Award shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan. The Administrator has sole authority to determine whether and to what degree the Award has vested and is payable and to interpret the terms and conditions of this Agreement and the Plan.
7.Effect of Termination; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement (including but not limited to Schedule A), in the event that the employment or other service of the Participant is terminated (regardless of the reason for such termination and whether or not found to be invalid or in breach of Applicable Law in the jurisdiction where the Participant is rendering services or the terms of his or her employment or other service agreement, if any) and all or part of the Award has not vested as of the Termination Date pursuant to the terms of this Agreement, then the Award, to the extent not earned and vested as of the Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet vested. The Participant expressly acknowledges and agrees that the termination of his or her employment or other service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not vested as of his or her Termination Date. For the avoidance of doubt, if the employment or other service of the Participant is terminated prior to any scheduled vesting date, the Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the respective vesting date during which the Participant was employed or otherwise providing service, nor will the Participant be entitled to any compensation for lost vesting of the Award.
For purposes of the Award (and except as otherwise required under Code Section 409A), the Termination Date occurs on the date the Participant is no longer actively providing services to the Company or any Affiliate and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Law in the jurisdiction where the Participant is employed or otherwise providing services, or the terms of his or her employment or other service agreement, if any); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence).
8.Settlement of Award. The Award, if vested in accordance with the terms of this Agreement, shall be payable in whole or, if permitted by the Administrator, fractional Shares. Unless the Administrator determines otherwise, the total number of whole Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole Share. A certificate or certificates for the Shares subject to the Award or portion thereof shall be issued in the name of the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) on or as soon as practicable after, but no later than the 15th day of the third calendar month following, the date the Award or portion thereof has

Exhibit 10.1
vested in accordance with the terms of this Agreement. In no event shall the Participant (or his or her beneficiary) be permitted, directly or indirectly, to designate the calendar year of distribution.
9.No Right of Continued Employment or Other Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or other service of the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or other service at any time.
10.Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of descent and distribution. The designation of a beneficiary in accordance with the Plan (to the extent permitted by the Administrator and valid under Applicable Law) does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until such Shares have been issued and delivered to the Participant.
11.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate for which he or she provides services (the “Service Recipient”), the ultimate liability for all income tax, excise tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its respective agents to satisfy their withholding obligations (if any) with regard to all Tax-Related Items by withholding Shares (including a fractional number of Shares, if permitted by the Administrator) to be issued upon settlement of the Award. In the event that the Company determines that withholding Shares is problematic under Applicable Law or has materially adverse accounting consequences, by his or her acceptance of the Award, the Participant authorizes (i) the Company and any brokerage firm determined acceptable to the Company to sell, on his or her behalf, a number of Shares (which may be whole or, if permitted by the Administrator, fractional) from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any withholding obligation for Tax-Related Items, (ii) the Company or the Service Recipient (subject to any Code Section 409A considerations) to satisfy their withholding obligations (if any) for Tax-Related Items by withholding from the Participant’s salary, wages or other cash compensation payable to the Participant by the Company or any Affiliate, or (iii) the Company or the Service Recipient to satisfy their withholding obligations (if any) for Tax-Related Items by any other method of withholding determined by the Company and permitted by Applicable Law and the Plan. The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-

Exhibit 10.1
withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, the Participant may seek a refund from local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If Shares are withheld, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. Further, the Participant shall pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold as a result of his or her participation in the Plan or acquisition of Shares that cannot be satisfied by the means described above. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(c)The Participant acknowledges that the Company and/or the Service Recipient have made no warranties or representations to the Participant with respect to the Tax-Related Items (including but not limited to income or excise tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant further acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Award and/or the acquisition or disposition of the Shares subject to the Award and the receipt of any dividends, and that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant. The Participant agrees that in no event shall the Company and/or the Service Recipient be liable for all or any portion of the taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Code Section 409A.
12.Nature of Grant. By accepting the Award, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Plan is operated and the Award is granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights the Participant may have under this Agreement may be raised only against the Company but not any Affiliate (including, but not limited to, the Service Recipient);
(c)no Affiliate (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind under this Agreement;
(d)the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of Awards, even if Awards have been granted in the past;
(e)all decisions with respect to future awards to the Participant, if any, will be at the sole discretion of the Company;

Exhibit 10.1
(f)the Participant’s participation in the Plan is voluntary;
(g)the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, are not intended to replace any pension rights or compensation;
(h)unless otherwise agreed with the Company, the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, will not be granted as consideration for, or in connection with, any service the Participant may provide as a director of any Affiliate;
(i)the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, are not part of normal or expected compensation or salary for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(j)the future value of the Shares underlying the Award is unknown and cannot be predicted;
(k)unless otherwise provided in the Plan, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;
(l)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the Participant’s termination of employment or service (for any reason whatsoever whether or not later found to be invalid or in breach of Applicable Law in the jurisdiction where the Participant is employed or otherwise rendering services or the terms of his or her employment or service agreement, if any); and
(m)if the Participant is employed or otherwise providing services outside of the U.S.:
(i)the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, are not part of normal or expected compensation or salary for any purpose, and in no event should be considered as compensation for, or relating in any way to, past services to the Service Recipient, the Company or any other Affiliate; and
(ii)neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the vesting of the Award or the subsequent sale of any Shares acquired upon vesting.
13.Data Privacy Notice and Consent. The Participant should refer to the Data Privacy Notice and Consent which is available to Participants online through the Company’s Fidelity Investments (“Fidelity”) platform, and which must be acknowledged and accepted as a condition of accepting this Agreement.
14.Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole

Exhibit 10.1
authority to determine whether and to what degree the Award has been earned and vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.
15.Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan or expressly provided in this Agreement, this Agreement does not supersede or amend any existing Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
16.Governing Law and Venue. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Guilford County, North Carolina, or the federal courts of the United States for the Middle District of North Carolina, and no other courts, such jurisdiction being where the Award is made and/or to be performed.
17.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain Participant’s acceptance of any documents related to the Award or future awards of Restricted Stock Units that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive and accept such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18.Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms of this Agreement. If the Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Law.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Award and the Shares acquired upon vesting of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement

Exhibit 10.1
(without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to U.S. federal securities laws and Code Section 409A) or as provided in Section 19 above. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
21.Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office located in Greensboro, North Carolina, attention Corporate Treasurer, Qorvo, Inc.
22.Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
23.Restrictions on Award and Shares. The Company may impose such restrictions on the Award and any Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under U.S. federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, U.S. state or non-U.S. securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.
24.Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
25.Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law. Without limiting the generality of the foregoing, the Participant acknowledges and agrees to abide by the terms of the Company’s Compensation Recoupment Policy, as in effect from time to time (the “Financial Restatement Policy”), including, without limitation, by returning any Erroneously Awarded Compensation (as defined in the Financial Restatement Policy) to the Company to the extent required by, and in a manner consistent with, the Financial Restatement Policy, regardless of whether the Participant received such Erroneously Awarded Compensation under the Plan, the Company’s Short-Term Incentive Plan, the Company’s Cash Bonus Plan or any other plan of the Company or any of its Affiliates pursuant to which the Participant received Erroneously Awarded Compensation. Furthermore,

Exhibit 10.1
in the event that any Erroneously Awarded Compensation is subject to recovery from the Participant pursuant to the Financial Restatement Policy, the Participant hereby consents to withholding by the Company or any other Affiliate of the Participant’s salary, wages or any other cash or equity-based compensation payable to the Participant by the Company or any Affiliate.
26.Insider Trading/Market-Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market-abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant understands that third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. The Participant is responsible for complying with any applicable restrictions, and should speak to the Participant’s personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in the Participant’s country.
27.Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant should speak to his or her personal advisor on this matter.
[Signature Page to Follow]

Exhibit 10.1
IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Effective Date stated herein.
QORVO, INC.

By:
Robert A. Bruggeworth
President and Chief Executive Officer
[Signature Page of Participant to Follow on Schedule A/Grant Letter]
App-1

Exhibit 10.1
Qorvo, Inc.
Amended and Restated 2022 Stock Incentive Plan Restricted Stock Unit Agreement
(Performance-Based and Service-Based Retention Award) Schedule A/Grant Letter

1.Award Opportunity.
(a)Pursuant to the terms and conditions of the Company’s Amended and Restated 2022 Stock Incentive Plan, as it may be further amended (the “Plan”), and the Restricted Stock Unit Agreement (Performance-Based and Service-Based Retention Award) attached hereto (the “Agreement”), you (the “Participant”) are hereby granted an award for the number of shares of Common Stock (the “Shares”) as may be determined pursuant to this Section 1, comprised of (i) service-based Restricted Stock Units (the “Service-Based Award Component”) and (ii) performance-based Restricted Stock Units (the “Performance-Based Award Component” and, together with the Service-Based Award Component, the “Award”). Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.
(b)The vesting terms applicable to each of the Service-Based Award Component and the Performance-Based Award Component are described in Section 3 below. No Shares will be issued in respect of, and no portion of the Performance-Based Award Component will vest pursuant to, the Performance-Based Award Component in respect of a Performance Period unless the Performance Objective for such Performance Period is met at the Threshold Performance Level during the applicable Performance Period. The Performance Level applicable to the Performance Objective (if any) attained in respect of each Performance Period results in a percentage of the Target number of Shares for such Performance Objective shown in Section 1(c) below (the “Target”) to be earned in respect of such Performance Period. To the extent that a Performance Level for the Performance Objective is attained in respect of a Performance Period, subject to satisfaction of the applicable service requirement in Section 3 below, the Participant shall be issued one-half of the Shares equal to the Target for such Performance Objective in respect of such Performance Period multiplied by a percentage of such Target based on the applicable Performance Level attained, as determined by the Administrator in its sole discretion in accordance with Schedule B. If the Performance Objective is met at the Maximum Performance Level, the Participant shall be issued the Maximum Number of Shares for such Performance Objective shown in Section 1(c) below. If the Company’s performance for any Performance Period is between the Target Performance Level and the Maximum Performance Level for the Performance Objective (as determined in accordance with Schedule B), a percentage of Shares in respect of such Performance Period ranging from the Target Number of Shares to the Maximum Number of Shares will be eligible to be earned, with linear interpolation applied if performance is between Performance Levels. Shares shall not be issued for the Performance Objective until following the end of the applicable Performance Period and then only if the terms and conditions described in the Agreement have been met. The actual number of Shares which may be subject to the Performance-Based Award Component shall be as provided in Section 1(c) below and Schedule B. In each case, vesting of the applicable portion of the Performance-Based Award Component and issuance of the Shares is subject to the satisfaction of the applicable service requirement set forth in Section 3 below.
Schedule A-1

Exhibit 10.1
(c)Total Number of Shares Potentially Subject to Performance-Based Award Component:
Target Number of Shares (50% of Target)
Threshold Number of Shares (0% of Target)
Maximum Number of Shares (100% of Target): 9,618.
(d)The Performance Objective must be met, if at all, during the applicable Performance Period, as described in Schedule B. The Performance Objective shall not be considered as met until the Administrator determines and certifies the attainment of the Performance Objective. The Administrator has sole discretion to determine if, and to what extent, each Performance Objective is met and to interpret the other terms and conditions of the Agreement.
2.Performance Objective. The Performance Objective for the applicable Performance Period pursuant to the Agreement shall be as stated in Schedule B, attached hereto, the terms of which shall be incorporated in and constitute a part of the Agreement.
3.Vesting of Award. The Award shall vest as follows:
(a)Service-Based Award Component: The Service-Based Award Component shall be vested with respect to fifty percent (50%) of the Shares subject thereto on each of the first two anniversaries of the Grant Date, subject to the continued employment or other service of the Participant with the Company or an Affiliate through each such vesting date.
(b)Performance-Based Award Component: The portion of the Performance-Based Award Component that is earned in respect of a Performance Period based on the Performance Level attained shall vest on the Determination Date, subject to the continued employment or other service of the Participant with the Company or an Affiliate through such vesting date. For the avoidance of doubt, no portion of the Performance-Based Award Component shall be eligible to vest in connection with or following the Participant’s termination of employment or service for any reason, including as may be set forth in the Plan or an Individual Agreement.
4.Change of Control. Notwithstanding Sections 1 and 3 of Schedule A, in the event of a Change of Control, notwithstanding anything to the contrary in a definitive agreement(s) pursuant to which such Change of Control shall occur, the Award shall be assumed by and converted into an award of the acquiror or successor (or any parent thereof) in such Change in Control and shall remain subject to the terms and conditions of this Agreement, including that the Performance Objectives shall remain eligible to become earned in accordance with Schedule B. Notwithstanding the foregoing, if the Participant’s employment or service is terminated by the Company and its Affiliates without Cause or by the Participant with Good Reason within six months before or one year after (or such other period after a Change of Control as may be stated in the Participant’s Individual Agreement) the effective date of a Change of Control, any outstanding and unvested portion of the Service-Based Award Component shall automatically fully vest effective as of the date of the Participant’s Termination Date, and any outstanding and unvested portion of the Performance-Based Award Component shall be forfeited for no consideration.
Schedule A-2

Exhibit 10.1
5.Dividends. If at any time after the Effective Date the Company pays a dividend with respect to any Shares subject to the Award (to the extent that the Award is not then vested), such dividends shall be subject to the same performance, vesting, forfeiture, and other terms, conditions and restrictions as the Shares subject to the Award and shall be paid to the Participant in accordance with Section 8 of the Agreement if and to the extent the underlying Shares are earned in that Performance Period and become vested in accordance with this Schedule A.

[Signature Page to Follow]
Schedule A-3

Exhibit 10.1

By signing below or accepting the Award electronically (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement. I understand that the provisions of Schedule A and Schedule B are incorporated by reference into the Agreement and constitute a part of the Agreement. By signing below or accepting the Award electronically (using such procedures as required by the Company, including an online acceptance process through a website maintained by the Company or an agent designated by the Company), I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of Schedule A and Schedule B contained herein.
I acknowledge that, if I have not affirmatively accepted or rejected the Award at least sixty (60) days prior to the first vesting date, I am deemed to have accepted the Award and the terms and conditions set forth in the Agreement, including but not limited to the terms of Schedule A and Schedule B, and the Plan. If I reject the Award, the Award will be cancelled and no benefits from the Award nor any compensation or benefits in lieu of the Award will be provided to me.
Signature:

Date:
June 29, 2026
Note: If there are any discrepancies in the name shown above, please contact the Treasury Department at qorvotreasury@qorvo.com. Please retain a copy of the Agreement, including this Grant Letter, for your files.
Schedule A-4

Exhibit 10.1
Qorvo, Inc.
Amended and Restated 2022 Stock Incentive Plan Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award for Senior Officers—Multi-Year Performance Objectives)
Schedule B

Performance Periods, Performance Objectives and Performance Levels

1.Performance Periods.
There are two Performance Periods for purposes of the Performance-Based Award Component:

Fiscal Year 2027
Fiscal Year 2028

The Performance Periods for each of the two years begins on the first day of the applicable Fiscal Year and ends on the last day of the applicable Fiscal Year.
One-half (1/2) of the Shares subject to the Performance-Based Award Component shall be eligible to be earned in respect of each Performance Period. To the extent that Shares subject to the Performance-Based Award Component are not earned in respect of a Performance Period, they will be forfeited and cannot be earned in respect of a later Performance Period.

The Performance Objective for each Performance Period applicable to the Performance-Based Award Component is given in the below table. In order for any of the Shares subject to the Performance-Based Award Component to be earned in respect of the Performance Objective, the Performance Objective must reach at least the Threshold percentage, as determined by the Administrator in its sole discretion, for the applicable Performance Period.

2.Performance Objective.

One hundred percent (100%) of the Shares subject to the Performance-Based Award Component are eligible to be earned based on the organic growth in the revenue attributable to the Company’s High Performance Analog business (not taking into account any growth attributable to a Change in Control, as determined by the Administrator in its sole discretion).

Fiscal Year	Threshold	Target	Maximum
FY 2027	<15%	15%	>20%
FY 2028	<15%	15%	>20%

Schedule B-1